UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2008

ENCORE CAPITAL GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26489	48-1090909
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8875 Aero Drive, Suite 200, San Diego, California	92123
(Address of Principal Executive Offices)	(Zip Code)

(877) 445-4581

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 27, 2008, the Board of Directors of Encore Capital Group, Inc. (the “Company”) appointed George Lund as Chairman of the Board, effective that date. Mr. Lund succeeds Carl C. Gregory III, who previously served as Chairman. Mr. Gregory notified the Company that he will continue to serve as a director through the end of his current term, which expires at the 2009 Annual Meeting of Stockholders, but that he did not currently intend to stand for reelection.

Mr. Lund will receive an annual retainer of $300,000 for his service as Chairman, and will be able to elect to receive all or a portion of his fee in Company common stock. In addition, he will be eligible to receive an annual bonus of up to $150,000 based upon a discretionary performance appraisal by the Compensation Committee. Mr. Lund was awarded an option to purchase 250,000 shares of the Company’s common stock at fair market value upon his appointment as Chairman, with 3/5 of such shares vesting one year after the date of grant and the remaining 2/5 of such shares vesting incrementally on the second and third anniversaries after the date of grant. It is anticipated that Mr. Lund will receive two additional option grants to purchase 50,000 shares, each at fair market value and subject to vesting upon achievement of objectives to be determined by the Board and the Compensation Committee as and when the option grants are made. Mr. Lund’s annual retainer and term as Chair are subject to renewal annually.

The Company issued a press release on August 28, 2008 announcing Mr. Lund’s appointment, a copy of which is attached hereto as Exhibit 99.1 and incorporated by referenced herein.

The information in this Current Report on Form 8-K and Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities under that Section, nor be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release dated August 28, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: August 28, 2008	/s/ Paul Grinberg
Paul Grinberg Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

99.1	Press release dated August 28, 2008.